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As filed with the Securities and Exchange Commission on May 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in its governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert H. Baum, Esquire
Vice Chairman, Executive Vice President and General Counsel
The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
 David J. Kaufman, Esquire
Duane Morris LLC
227 West Monroe Street
Chicago, Illinois 60606
(312) 499-6700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-85666

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value	30,000,000	$10.00	$300,000,000	$24,270.00

Common Stock, $.01 par value(1)	1,200,000	$12.00	$14,400,000	$1,164.96

Soliciting Dealer Warrants(2)	1,200,000	$.008	$9,600	$.78

Total				$25,435.74

(1)
Represents Shares which are issuable upon exercise of warrants issuable to Inland Securities Corporation, the Dealer Manager, or its assignees pursuant to that certain Warrant Purchase Agreement between the registrant and the Dealer Manager, a copy of the form of which is filed as an exhibit to the Registration Statement.
(2)
Represents warrants to the Dealer Manager to purchase 1,200,000 Shares pursuant to the Warrant Purchase Agreement.

EXPLANATORY NOTE

        This Registration Statement is being filed to register an additional 30,000,000 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act").

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-11 is filed by Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to Rule 462(b) under the Act. The information in the Registration Statement on Form S-11, including the amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-85666) pursuant to the Act and the Company's Annual Report on Form 10-K for year ended December 31, 2002 are incorporated by reference to this Registration Statement.

EXPERTS

        The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Riverstone Plaza for the year ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Centennial American Properties for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Cox Creek Centre for the period from March 1, 2001 (commencement of operations) to December 31, 2001, the historical summary of gross income and direct operating expenses of Sycamore Commons for the period from July 25, 2001 (commencement of operations) to December 31, 2001, the historical summary of gross income and direct operating expenses of Shops on the Circle for the year ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of Properties Acquired from Manekin LLC for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Presidential Commons for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of City Crossing for the period from August 1, 2001 (commencement of operations) to December 31, 2001, the historical summary of gross income and direct operating expenses of Rosedale Commons for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Columbiana Station for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of The Overlook at King of Prussia for the year ended December 31, 2002, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments, Inc. for the year ended December 31, 2002, and the combined historical summary of gross income and direct operating expenses of The Properties Acquired from North American Properties for the year ended December 31, 2002 have been included in the Registration Statement on Form S-11 which has been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein and in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

EXHIBIT INDEX

Exhibit No.	Exhibit
5.1	Opinion of Duane Morris, LLP with respect to the legality of the shares being registered
23.1	Consent of KPMG LLP
23.2	Consent of Duane Morris, LLP (included in Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on May 1, 2003.

INLAND RETAIL REAL ESTATE TRUST, INC.
By:	/s/ ROBERT D. PARKS Robert D. Parks Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT D. PARKS Robert D. Parks	Chairman, Chief Executive Officer and a Director	May 1, 2003
/s/ BARRY L. LAZARUS Barry L. Lazarus	President, Chief Operating Officer, Treasurer, Chief Financial Officer and a Director	May 1, 2003
* Daniel K. Deighan	Director	May 1, 2003
* Michael S. Rosenthal	Director	May 1, 2003
* Kenneth E. Masick	Director	May 1, 2003
*By:	/s/ ROBERTA S. MATLIN Roberta S. Matlin, as attorney-in-fact
*
Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.

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EXPLANATORY NOTE
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
EXPERTS
EXHIBIT INDEX
SIGNATURES